Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Jun 30, 2001
Payment Date	Jul 16, 2001

Calculation of Interest Expense

Index (LIBOR)	3.980000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 16, 2001	Jun 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	143,306,620	29,738,383	38,652,950	28,104,570	12,406,616	23,493,441
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	4.150000%	4.300000%	4.400000%	4.630000%	4.980000%
Interest/Yield Payable on the Principal Balance	512,122	110,115	146,452	112,051	53,204
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	512,122	110,115	146,452	112,051	53,204
Interest/Yield Paid	512,122	110,115	146,452	112,051	53,204

Summary

Beginning Security Balance	143,306,620	29,738,383	38,652,950	28,104,570	12,406,616	23,493,441
Beginning Adjusted Balance	143,306,620	29,738,383	38,652,950	28,104,570	12,406,616
Principal Paid	3,243,131	672,991	874,732	636,018	280,767	589,059
Ending Security Balance	140,063,489	29,065,392	37,778,219	27,468,552	12,125,849	22,961,820
Ending Adjusted Balance	140,063,489	29,065,392	37,778,219	27,468,552	12,125,849
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	140,120,927	29,065,392	37,778,219	27,468,552	12,125,849
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					8,165,817
Ending OC Amount as Holdback Amount						17,865,097
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.6449901	$2.1078603	$2.1568738	$2.2696245	$1.4423822
Principal Paid per $1000	$4.0845476	$12.8826838	$12.8826451	$12.8826727	$7.6117400